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                                                               EXHIBIT 99-B.8.61

                               SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT


         THIS SECOND AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Second Amendment") is made and entered into as of the 1st day of May, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

         WHEREAS, the Company and the Underwriter are parties to a Participation Agreement, dated February 17, 1994, as supplemented by First Amendment to Participation Agreement dated as of February 1, 1995 (the "Original Agreement"); and

         WHEREAS, the Company and the Underwriter now desire to modify the Original Agreement to add additional Contracts funded by each Account.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto, effective as of May 1, 1995;

2. the Original Agreement, as supplemented by this Second Amendment, is ratified and confirmed; and

3. this Second Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.


AETNA LIFE INSURANCE AND                       FIDELITY DISTRIBUTORS
ANNUITY COMPANY                                CORPORATION

By:  /s/ Scott Striegel                        By:  /s/ Kurt A. Lange
    -------------------------------                -----------------------------
     Scott Striegel                                 Name:   Kurt A. Lange
                                                           ---------------------
     Senior Vice President                          Title:  President
                                                           ---------------------

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                                   SCHEDULE A

                         POLICY FORM NUMBERS OF
                            CONTRACTS ISSUED
NAME OF SEPARATE            THROUGH SEPARATE           SEPARATE ACCOUNT INVESTS IN ALL THE
    ACCOUNT                      ACCOUNT                        FUNDS SHOWN BELOW
----------------------------------------------------------------------------------------------
Separate Account F             G-CDA-ID(DCF)                   Advisor Overseas Fund
                                 GF-PVA-IC             Advisor Equity Portfolio Growth Fund
                                GFA-PVA-IC             Advisor Equity Portfolio Income Fund
                                                       Advisor Strategic Opportunities Fund
                                                              Advisor High Yield Fund
                                                           Advisor Income & Growth Fund
                                                        Advisor Government Investment Fund
                                                         Advisor Growth Opportunities Fund
                                                           Advisor Global Resources Fund

Any state variation of the above-referenced contracts are considered included on this Schedule A.


Date of Amendment: May 1, 1995